UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 26, 2008, Microtune, Inc. (the “Company”) provided an update to its financial guidance originally provided on February 7, 2008 as follows:

•	First quarter 2008 revenue originally estimated at $24 – 25 million is now estimated to be approximately $25 million or slightly in excess of $25 million.

•

Of the $113 million estimated for 2008 total revenue, the Company currently estimates approximately $10 million to be attributable to the U.S. government coupon-eligible converter box (“CECB”) market with a high percentage of this revenue expected to occur in the second half of 2008.

•

The Company is currently evaluating the risks to estimated 2008 CECB revenue and estimated 2008 total revenue based on the Company’s belief that certain CECB boxes that do not incorporate Microtune tuners and do not comply with National Telecommunications and Information Administration (“NTIA”) performance specifications set forth in Technical Appendix 1 to Part 301 of Title 47 of the Code of Federal Regulations, Digital-to-Analog Converter Box Coupon Program (47 C.F.R. 301), are capturing significant market share through early shipments into the market and may continue to ship in high volumes to the largest retail stores in the U.S. The Company has tested certain of these boxes and believes that although samples of these models were originally certified by the NTIA, these models are nevertheless non-compliant because their production models do not meet the NTIA performance specifications. The Company believes that the ability of these non-compliant NTIA-certified production boxes to achieve and maintain NTIA certification seriously impacts Microtune’s value proposition and competitive advantage since Microtune believes that its tuner is likely the only tuner that is fully compliant with the NTIA tuner-related performance requirements.

•	Microtune will provide an update on its financial outlook and the CECB market on its regular first quarter financial results conference call expected to occur on or around April 28, 2008.

The Company has recently tested certain NTIA-certified CECB production boxes that it purchased from a number of sales locations across the country of a large national retail chain to verify RF performance of these government subsidized products as specified in the NTIA’s performance specifications for eligibility under the NTIA CECB program. As a result of these tests, which were performed in the Company’s testing lab, the Company believes that certain certified converter box models in production fail the NTIA performance requirements and therefore should not be eligible for the CECB program and government subsidies. One widely available model in particular has exhibited numerous and pronounced test failures in the Company’s test laboratory. Microtune’s ATSC testing laboratory and procedures were reviewed by a third party technical expert who validated the Company’s testing protocol.

The Company has sent a letter notifying the NTIA of its testing results and its concerns regarding the failure of certain certified CECB converter box models in production to meet the NTIA performance specifications and the impact that these failures may have on consumers participating in the CECB program. If the Company is unsuccessful in its efforts to persuade the NTIA to perform extended audit testing of certain widely available converter boxes on all channels, and revoke CECB eligibility of those converter boxes that do not meet the NTIA performance specifications, then the revenue that we expect to capture from the CECB market may be at risk. Even if we do persuade the NTIA to perform extended audit testing, there can be no assurance that Microtune’s tuner products will capture the remaining available CECB market.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the degree of oversight of the NTIA of the U.S. CECB program and the level of enforcement by the NTIA of its performance specifications related to this program, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this Current Report on Form 8-K speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: March 26, 2008	By:	/s/ James A. Fontaine
James A. Fontaine
Chief Executive Officer